UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-15106

PETRÓLEO BRASILEIRO S.A. - PETROBRAS
(Exact name of registrant as specified in its charter)

BRAZILIAN PETROLEUM CORPORATION –

PETROBRAS
(Translation of registrant’s name into English)

Commission File Number 333-14168 PETROBRAS INTERNATIONAL FINANCE COMPANY (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20035-900 – Rio de Janeiro – RJ, Brazil (55-21) 3224-4477 (Address of principal executive offices)	Anderson Square Building, P.O. Box 714 George Town, Grand Cayman Cayman Islands B.W.I. (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statement file numbers to which this form relates: 333-139459-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.875% Global Notes due 2018	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 23 of Petrobras International Finance Company’s (the “Company” or “PifCo”) Prospectus dated December 18, 2006 (Registration Nos. 333-139459-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PifCo’s Debt Securities” and “Description of the Notes” on pages S-12 through S-13 and S-17 through S-26, respectively, of the Company’s related Prospectus Supplement, dated October 29, 2007, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus, dated December 18, 2006 and Prospectus Supplement, dated October 29, 2007, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated October 31, 2007.

99 (B). Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on November 13, 2007.

99 (C). Indenture among the Company and The Bank of New York dated as of December 15, 2006, incorporated by reference to Exhibit 4.9 of the Registration Statement on Form F-3 of the Company filed on December 18, 2006 (Registration No. 333-139459-01).

99 (D). First Supplemental Indenture among the Company, Petrobras and The Bank of New York, dated as of November 1, 2007, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on November 13, 2007.

99 (E). Standby Purchase Agreement among Petrobras and The Bank of New York, dated as of November 1, 2007, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on November 13, 2007.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS (Registrant) By: /s/Almir Guilherme Barbassa Name: Almir Guilherme Barbassa Title: Chief Financial Officer
By: /s/Guilherme Estrella Name: Guilherme Estrella Title: Diretor E&P

PETROBRAS INTERNATIONAL FINANCE COMPANY (Registrant) By: /s/ Sérvio Túlio da R. Tinoco Name: Sérvio Túlio da R. Tinoco Title: Financial Manager
By: /s/ Daniel L. Oliveira Name: Daniel L. Oliveira Title: Chairman

Date: November 14, 2007

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus, dated December 18, 2006 and Prospectus Supplement, dated October 29, 2007, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated October 31, 2007.
99 (B).	Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on November 13, 2007.
99 (C).

Indenture among the Company and The Bank of New York dated as of December 15, 2006, incorporated by reference to Exhibit 4.9 of the Registration Statement on Form F-3 of the Company filed on December 18, 2006 (Registration No. 333-139459-01).

99 (D).

First Supplemental Indenture among the Company, Petrobras and The Bank of New York, dated as of November 1, 2007, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on November 13, 2007.

99 (E).

Standby Purchase Agreement among Petrobras and The Bank of New York, dated as of November 1, 2007, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on November 13, 2007.

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